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                                                                EXHIBIT 10.15(b)


                                 PROMISSORY NOTE


$10,000,000.00                                                  Phoenix, Arizona

                                                               December 10, 1997


      FOR VALUE RECEIVED, the undersigned SCHUFF STEEL COMPANY (hereinafter called "Maker"), promises to pay to the order of BANK ONE, ARIZONA, NA, a national banking association (the "Payee"; Payee and each subsequent transferee and/or owner of this Note, whether taking by endorsement or otherwise, are herein successively called "Holder") at Post Office Box 71, Phoenix, Arizona 85001, Attention: Commercial Banking Dept. AZ1-1178, or at such other place as Holder may from time to time designate in writing, the principal sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) or so much thereof as Holder may advance to or for the benefit of Maker plus interest calculated on a daily basis from the date hereof on the principal balance from time to time outstanding as hereinafter provided, principal, interest and all other sums payable hereunder to be paid in lawful money of the United States of America as follows:

            A. Interest shall accrue on the unpaid principal of each Line of Credit Advance:

                  (i) At the Variable Rate if it is a Variable Rate Line of
            Credit Advance.

                  (ii) At the applicable LIBOR Rate if it is a LIBOR Rate Line of Credit Advance.

            B. All interest shall be computed on the basis of a 360-day year and accrue on a daily basis for the actual number of days elapsed. All accrued interest shall be due and payable on each Payment Date.

            C. Beginning on the Initial Principal Payment Date, principal shall be due and payable on such date and each Payment Date thereafter as follows:

                  (i) An amount equal to the aggregate Line of Credit Equipment
            Advances outstanding on the Initial Principal Payment Date, divided by sixty (60); and

                  (ii) An amount equal to the aggregate Line of Credit Real
            Property Advances outstanding on the Initial Principal Payment Date, divided by one hundred eighty (180).

            D. The entire unpaid principal balance, all accrued and unpaid interest, and all other amounts payable hereunder shall be due and payable in full on the Line of Credit Maturity Date.
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      Maker agrees to an effective rate of interest that is the rate stated
above plus any additional rate of interest resulting from any other charges in the nature of interest paid or to be paid by or on behalf of Maker, or any benefit received or to be received by Holder, in connection with this Note.

      If any payment required under this Note is not paid within five (5) days after the date such payment is due, then, at the option of Holder, Maker shall pay a "late charge" equal to four percent (4%) of the amount of that payment to compensate Holder for administrative expenses and other costs of delinquent payments. This late charge may be assessed without notice, shall be immediately due and payable and shall be in addition to all other rights and remedies available to Holder.

      All payments on this Note shall be applied first to the payment of any costs, fees or other charges incurred in connection with the indebtedness evidenced hereby, next to the payment of accrued interest and then to the reduction of the principal balance.

      This Note is issued pursuant to that Credit Agreement (the "Loan Agreement") of even date herewith between Maker and Payee and is secured by, among other things, one or more Deeds of Trust, Assignments of Rents, Security Agreements and Fixture Filings (collectively, the "Deed of Trust"), executed by Maker, as trustor, in favor of Payee, as beneficiary. The Deed of Trust and all other documents or instruments securing the indebtedness evidenced by this Note or executed or delivered in connection with the indebtedness evidenced by this Note are hereinafter called the "Security Documents." The capitalized terms used herein and not otherwise defined shall have the same meanings as set forth in the Loan Agreement.

      Time is of the essence of this Note. At the option of Holder, the entire unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall become immediately due and payable without notice upon the failure to pay any sum due and owing hereunder as provided herein if such failure continues for ten (10) days after notice thereof to Maker or upon the occurrence of any Event of Default, as defined in the Loan Agreement or any of the Security Documents.

      Upon the occurrence of an Event of Default and during the continuation thereof, and after maturity, including maturity upon acceleration, the unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall bear interest at that rate that is four percent (4%) above the rate that would otherwise be payable under the terms hereof. Maker shall pay all costs and expenses, including reasonable attorneys' fees and court costs, incurred in the collection or enforcement of all or any part of this Note. All such costs and expenses shall be secured by the Deed of Trust and by all other Security Documents. In the event of any court proceedings, court costs and attorneys' fees shall be set by the court and not by jury and shall be included in any judgment obtained by Holder.

      Maker shall have the option to prepay this Note, in full or in part, at any time prior to maturity. With any prepayment of a LIBOR Rate Line of Credit Advance or with any conversion of a LIBOR Rate Line of Credit Advance to a Variable Rate Line of Credit Advance, in either case other than on the last Business Day of the Interest Period for such LIBOR Rate Line of Credit Advance (the "Interest Period Termination Date") (including any such prepayment made voluntarily or involuntarily as a result of the acceleration of maturity upon a default or otherwise), Maker shall


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also pay (a) all accrued and unpaid interest on the principal being prepaid, (b)
all Other Amounts then due, and (c) a premium, if any, equal to the product of
(i) the Average Lost Monthly Interest Income and (ii) the number of months from the date of prepayment or conversion to the Interest Period Termination Date (with any fraction of a month counted as a month), discounted to present value at the Discount Rate over a period equal to one-half of the number of months in
(ii) above. At the option of Holder, in its absolute and sole discretion, any prepayment shall be applied to installments coming due hereunder in the inverse order of their due dates.

      As used in the preceding paragraph:

            "Average Lost Monthly Interest Income" means the amount determined by dividing (i) the product of the Average Principal and the Lost Rate, by
      (ii) 12, where:

                  "Average Principal" means the amount equal to either (i)
            one-half the sum of (A) the amount of principal being prepaid and
            (B) the amount of principal that is scheduled to be due on the Interest Period Termination Date ("Balloon Amount"), or (ii) the amount of principal being prepaid, if such amount is less than the Balloon Amount; and

                  "Lost Rate" means the rate per annum equal to the percentage, if any, by which (i) the yield to maturity of United States Treasury debt obligations having a maturity date nearest to the Interest Period Termination Date ("Treasury Obligations") determined on the first day of the Interest Period exceeds (ii) the yield to maturity of Treasury Obligations determined on the date of prepayment.

            "Discount Rate" means the rate per annum equal to the yield to maturity of Treasury Obligations determined on the date of prepayment.

            "Other Amounts" means all amounts payable by Maker to Holder under this Note and all other documents related to the indebtedness evidenced by this Note.

The maturity date and yield to maturity of Treasury Obligations shall be determined by Holder, in its absolute and sole discretion, on the basis of quotations published in The Wall Street Journal or other comparable sources.

      Failure of Holder to exercise any option hereunder shall not constitute a waiver of the right to exercise the same in the event of any subsequent default or in the event of continuance of any existing default after demand for strict performance hereof.

      Maker and all sureties, guarantors and/or endorsers hereof (or of any obligation hereunder) and accommodation parties hereon (all of which, including Maker, are severally each hereinafter called a "Surety") each: (a) agree that the liability under this Note of all parties hereto is joint and several; (b) severally waive any homestead or exemption laws and right thereunder affecting the full collection of this Note; (c) severally waive any and all formalities in connection with this Note to


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the maximum extent allowed by law, including (but not limited to) demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand and nonpayment of this Note; and (d) consent that Holder may extend the time of payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced by this Note, at the request of any other person liable hereon, and such consent shall not alter nor diminish the liability of any person hereon.

      In addition, each Surety waives and agrees not to assert: (a) any right to require Holder to proceed against Maker or any other Surety, to proceed against or exhaust any security for the Note, to pursue any other remedy available to Holder, or to pursue any remedy in any particular order or manner; (b) the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof; (c) the benefits of any legal or equitable doctrine or principle of marshalling; (d) notice of the existence, creation or incurring of new or additional indebtedness of Maker to Holder; (e) the benefits of any statutory provision limiting the liability of a surety, including without limitation the provisions of Sections 12-1641, et seq., of the Arizona Revised Statutes; (f) any defense arising by reason of any disability or other defense of Maker or by reason of the cessation from any cause whatsoever (other than payment in full) of the liability of Maker for payment of this Note; and (g) the benefits of any statutory provision limiting the right of Holder to recover a deficiency judgment, or to otherwise proceed against any person or entity obligated for payment of this Note, after any foreclosure or trustee's sale of any security for this Note, including without limitation the benefits, if any, to a Surety of Arizona Revised Statutes Section 33-814. Until payment in full of this Note and Holder has no obligation to make any further advances of the proceeds hereof, no Surety shall have any right of subrogation and each hereby waives any right to enforce any remedy which Holder now has, or may hereafter have, against Maker or any other Surety, and waives any benefit of, and any right to participate in, any security now or hereafter held by Holder.

      Maker agrees that to the extent Maker or any Surety makes any payment to Holder in connection with the indebtedness evidenced by this Note, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Holder or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a "Preferential Payment"), then the indebtedness of Maker under this Note shall continue or shall be reinstated, as the case may be, and, to the extent of such payment or repayment by Holder, the indebtedness evidenced by this Note or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

      Without limiting the right of Holder to bring any action or proceeding against Maker or any Surety or against any property of Maker or any Surety (an "Action") arising out of or relating to this Note or any indebtedness evidenced hereby in the courts of other jurisdictions, Maker and each Surety hereby irrevocably submit to the jurisdiction, process and venue of any Arizona State or Federal court sitting in Phoenix, Arizona, and hereby irrevocably agree that any Action may be heard and determined in such Arizona State court or in such Federal court. Maker and all Sureties each hereby irrevocably waives, to the fullest extent it may effectively do so, the defenses of lack of jurisdiction over any person, inconvenient forum or improper venue, to the maintenance of any Action in any jurisdiction.


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      This Note shall be binding upon Maker and its successors and assigns and shall inure to the benefit of Payee, and any subsequent holders of this Note, and their successors and assigns.

      All notices required or permitted in connection with this Note shall be given at the place and in the manner provided in the Loan Agreement for the giving of notices.

      This Note shall be governed by and construed according to the laws of the State of Arizona, without giving effect to conflict of laws principles.

      IN WITNESS WHEREOF, these presents are executed as of the date first written above.

                                    SCHUFF STEEL COMPANY, a Delaware
                                    corporation



                                    By_________________________________________
                                    Name_______________________________________
                                    Its________________________________________

                                                                           MAKER


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